UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   September 15, 2000
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                             NORTH BANCSHARES, INC.
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                 (Exact name of registrant as specified in its Charter)


 Delaware                        0-22800                       36-3915073
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(State or other         (commission file number)               (IRS Employer
jurisdiction of                                                 Identification
incorporation)                                                  number)



100 West North Avenue, Chicago, Illinois                        60610
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
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                                N/A
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      Former name or former address, if changed since last report)




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Item 5.  Other Events

     On September 15, 2000, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated September 15, 2000, regarding the completion of a stock repurchase program and the beginning of a new stock repurchase program.









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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NORTH BANCSHARES, INC.
                                             (Registrant)




Date: September 15, 2000                     /S/ Joseph A. Graber
      ------------------                     --------------------
                                             Joseph A. Graber
                                             President and
                                             Chief Executive Officer





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







                                EXHIBIT











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             NORTH BANCSHARES, INC.                NEWS
             100 West North Avenue, Chicago, Illinois 60610 312-664-4320

RELEASE:     IMMEDIATELY

CONTACT:     Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
             (312) 664-4320

                             NORTH BANCSHARES, INC.
                                    ANNOUNCES
                   COMPLETION OF STOCK REPURCHASE PROGRAM AND
                             NEW REPURCHASE PROGRAM

         CHICAGO, IL, SEPTEMBER 15, 2000,- North Bancshares, Inc.,(NASDAQ-NBSI), the holding company for North Federal Savings Bank, today announced the completion of the current stock repurchase program which began on January 26, 2000 and the initiation of a new stock repurchase program. The new program will amount to 50,000 shares of common stock, or approximately 4.2% of the outstanding shares, and will be conducted in open market transactions or in privately negotiated transactions, and is expected to be completed over a period of one year. The Company currently has 1,191,942 shares outstanding.

         Joseph A. Graber, President and Chief Executive Officer commented.

         "During the past eighteen months, approximately 28,000 option shares have been exercised by our officers and directors. Our ongoing stock repurchase programs have effectively offset the dilutive effect of the options that were exercised and in the process helped us to improve our earnings per share. These repurchase programs have returned approximately $13.0 million to the Company's shareholders during the last six years. We continue to believe that stock repurchase programs are an effective way to manage excess capital, improve earnings per share and enhance shareholder value."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 48 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of Lincoln Park Chamber of Commerce, Old Town Chamber of Commerce and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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